Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-234745, 333-235967, 333-239232, 333-256464, 333-263484, 333-267469, 333-270265, and 333-273761) on Form S-8 and in the registration statements (Nos. 333-235780, 333-237991, 333-248657, and 333-266650) on Form S-3 of our report dated February 29, 2024, with respect to the consolidated financial statements of DermTech, Inc.

/s/ KPMG LLP
San Diego, California
February 29, 2024